Exhibit 10(a)13
NINTH AMENDMENT
TO THE
SOUTHERN COMPANY
EMPLOYEE SAVINGS PLAN

WHEREAS, Southern Company Services, Inc. adopted the latest amendment and restatement of The Southern Company Employee Savings Plan (“Plan”), effective as of January 1, 2018;
WHEREAS, pursuant to Section 15.1 of the Plan, the Southern Company Employee Savings Plan Committee (“Administrative Committee”) may amend the Plan, provided the amendment either (a) does not involve a substantial increase in cost to any Employing Company, or (b) is necessary, proper, or desirable in order to comply with applicable laws or regulations enacted or promulgated by any federal or state governmental authority and to maintain the qualified status of the Plan; and
WHEREAS, the Administrative Committee, in its settlor capacity, desires to amend the Plan to provide that (i) forfeitures shall be used first to pay administrative expenses of the Plan, with any remaining forfeitures applied toward funding Employing Company contributions or other permitted purposes; (ii) administrative expenses shall be paid by the Plan and the Trust, unless the Company or the Employing Companies elect to pay such expenses; and (iii) the maximum dollar limit on catch-up contributions for Eligible Participants ages 60-63 will increase, in accordance with the SECURE 2.0 Act of 2022.
NOW, THEREFORE, pursuant to resolutions adopted on December 2, 2024, the Administrative Committee hereby amends the Plan as follows, effective as specified below:
1.
Effective as of December 1, 2024, Section 4.3(a) of the Plan is hereby amended by deleting the last sentence thereof and replacing it with the following:
Any Employer Matching Contributions forfeited pursuant to this subsection (a) shall first be used to pay administrative expenses of the Plan in accordance with Section 13.12, and to the extent any such forfeitures remain, then applied, subject to Section 6.1, toward funding Employing Company contributions (for the Plan Year immediately following the Plan Year to which such forfeited Employer Matching Contributions relate) or for other permitted purposes, such as restoring forfeited benefits.
2.
Effective as of December 1, 2024, Section 4.5(b)(1) of the Plan is hereby amended by deleting the last sentence thereof and replacing it with the following:
Any Employer Matching Contributions forfeited pursuant to this Subsection (b)(1) shall first be used to pay administrative expenses of the Plan in accordance with Section 13.12, and to the extent any such forfeitures remain, then applied, subject to Section 6.1, toward funding Employing Company contributions (for the Plan Year immediately following the Plan Year to which such forfeited Employer Matching Contributions relate) or for other permitted purposes, such as restoring forfeited benefits .
3.
Effective as of January 1, 2025, Section 4.11 of the Plan is hereby amended by deleting the first sentence thereof and replacing it with the following:
All Eligible Participants who will have attained age fifty (50) before the close of the taxable year shall be eligible to make Catch-up Contributions and Catch-up Roth Contributions in accordance with, and subject to the limitations of, Code Section 414(v), including the adjusted dollar amount described in Code Section 414(v)(2)(E) in the case of an Eligible Participant who will have attained age sixty (60) but will not have attained age sixty-four (64) before the close of the taxable year.
4.
Effective as of December 1, 2024, Section 13.11 of the Plan is hereby amended by deleting the first sentence thereof and replacing it with the following:
Members of the Administrative Committee shall be reimbursed as provided in Section 13.12 for reasonable expenses they may individually or collectively incur in the performance of their duties.
5.
Effective as of December 1, 2024, Section 13.12 of the Plan is hereby amended by deleting such section in its entirety and replacing it with the following:
13.12    Expenses of Plan and Trust Fund. The expenses of administration of the Plan and the Trust Fund, including all reasonable fees of the Trustee, auditors, and counsel, and any other reasonable administrative expenses, will be paid out of the Trust Fund to the extent possible, consistent with Section 14.1 herein, unless the Company or the Employing Companies elect (in their sole discretion) to pay such expenses. Such expenses may be paid from the Trust Fund either directly or through reimbursement of the Company or the Employing Companies. Any expenses directly related to the investments of the Trust Fund, such as stock transfer taxes, brokerage commissions, or other charges incurred in the acquisition or disposition of such investments, shall be paid from the Trust Fund (or from the particular Investment Fund to which such fees or expenses relate) and shall be deemed to be part of the cost of such securities or deducted in computing the proceeds therefrom, as the case may be. Investment management fees for the Investment Funds shall be paid from the particular Investment Fund to which they relate. In the event the Company or an Employing Company pays investment management fees directly, the Company or such Employing Company shall be reimbursed for such fees from the particular Investment Fund to which they relate, unless the Company or the Employing Company, as the case may be, elects not to be reimbursed for such expenses. Certain reasonable expenses incurred by a Participant, including recordkeeping fees and any taxes on any assets held or income received by the Trustee and transfer taxes on the transfer of Common Stock from the Trustee to a Participant or his Beneficiary, shall be charged appropriately against the Accounts of Participants as the Administrative Committee shall determine. Any expenses paid by the Company pursuant to Section 13.11 and this Section 13.12 shall be subject to reimbursement by other Employing Companies of their proportionate shares of such expenses as determined by the Administrative Committee.
6.
Effective as of December 1, 2024, Section 17.5(b) of the Plan is hereby amended by deleting the first sentence thereof and replacing it with the following:
If none of the persons described in (a) above, can be located, then the benefit payable under the Plan shall be forfeited and shall first be used to pay administrative expenses of the Plan in accordance with Section 13.12, and to the extent any such forfeitures remain, then applied to reduce future Employer Matching Contributions or for other permitted purposes, such as restoring forfeited benefits.
7.
Except as amended by this Ninth Amendment, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Administrative Committee, through its authorized representative, has adopted this Ninth Amendment to The Southern Company Employee Savings Plan, as amended and restated as of January 1, 2018, this 16th day of December, 2024.

EMPLOYEE SAVINGS PLAN COMMITTEE

By: /s/James M. Garvie

Name: James M. Garvie

Its: Chairperson
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